UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2011

Walker & Dunlop, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35000	80-0629925
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 Wisconsin Avenue Suite 1200E Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 215-5500

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 28, 2011, Walker & Dunlop, LLC (the “Borrower”), a wholly owned operating subsidiary of Walker & Dunlop, Inc. (the “Company”), entered into the Sixth Amendment to Amended and Restated Warehousing Credit and Security Agreement (the “Amendment”), among the Borrower, Bank of America, N.A., as lender and credit agent (the “Credit Agent”) and TD Bank, N.A., as lender (the “Lender”, and together with the Credit Agent, the “Lenders”). The Amendment extends the expiration date of the Lenders’ commitment to provide the Borrower with warehousing advances under the terms of the Amended and Restated Warehousing Credit and Security Agreement, dated October 15, 2009, as previously amended, from November 28, 2011 to November 26, 2012.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

The exhibit contained in this current report on Form 8-K shall not be deemed “filed” with the U.S. Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Exhibit Number	Description

10.1	Sixth Amendment to Amended and Restated Warehousing Credit and Security Agreement, dated November 28, 2011 among Borrower and Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Walker & Dunlop, Inc.

Date: November 30, 2011	By:	/s/ Deborah A. Wilson
		Name:	Deborah A. Wilson
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Sixth Amendment to Amended and Restated Warehousing Credit and Security Agreement, dated November 28, 2011 among Borrower and Lenders